Exhibit 10.3

                                 AGREEMENT

This Agreement, made effective May 30, 1997 by and between Larry Horowitz, an individual ("Horowitz") and Biomune Systems, Inc., a Nevada Corporation ("Biomune");

NOW THEREFORE, the parties agree as follows:

     1.     Engagement, Duties and Acceptance.

          1.1 Engagement by Biomune. Biomune hereby agrees to retain Horowitz for the following purposes:

               (a)     Provide introductions to potential business partners;
               (b) Provide introductions and information and about potential business partners.
               (c)     Assist in the marketing of Biomune products.
               (d) Provide introductions to potential retailers of Biomune's products.

          1.2 Acceptance of Engagement by Horowitz. Horowitz hereby accepts such engagement and shall render engagement services as described above.

     2. Term of Agreement. The term of Horowitz's engagement under this Agreement (the "Term") shall commence on February 11, 1997 (the "Commencement Date") and shall continue through and expire on the 31st day of January, 1998, unless sooner terminated by either Biomune or Horowitz upon thirty (30) days written notice. This Agreement may continue in effect beyond the Term if mutually agreed in writing by both Biomune and Horowitz.

    3. Compensation. As compensation for services to be rendered pursuant to this Agreement, Biomune shall pay Horowitz 300,000 warrants and 200,000 shares of Biomune common stock that will be registered pursuant to an S-8 registration statement. The warrants will be exercisable at $.63 per share for a period of two years from the date hereof.

    4. Confidential Information. During the Term of Agreement and for a period of five (5) years after the termination of this Agreement, Horowitz shall keep secret and retain in strictest confidence and shall not use, for the benefit of itself or others, all confidential matters of the Biomune including, without limitation, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans, methods of production and distribution, technical processed, designs and design projects, inventions and research projects of Biomune learned by Horowitz heretofore or during the Term hereof.

     5.     Other Provisions.

           5.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mail, five days after the date of deposit in the United States mail, as follows:

               (i)     if to Biomune, to:

                       Biomune Systems, Inc.
                       2401 South Foothill Drive
                       Salt Lake City, UT 84109

                       with a copy to:

                       Kevin Pinegar, Esquire
                       Durham, Evans, Jones & Pinegar
                       Suite 850 Key Bank Tower
                       50 South Main Street
                       Salt Lake City, Utah 84144

              (ii)     if to Larry Horowitz, to:

                       Larry Horowtiz
                       P.O. Box 179
                       Hewlett, New York   11557

          5.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, including an agreement dated and approved on February 11, 1997, and any other agreements written or oral, with respect thereto.

           5.3 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Utah applicable to agreements made and to be performed entirely within such state. The parties submit themselves tot the jurisdiction of the federal and state courts located in Utah and agree to commence any lawsuit arising under or relating to this Agreement in such courts.

          5.4 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party.

          5.5 Headings. The Headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

          BIOMUNE SYSTEMS, INC.

            /s/ David G. Derrick
          ------------------------------------------
          By: David G. Derrick
          Its: President

           /s/ Larry Horowitz
          ------------------------------------------
          Larry Horowitz